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EXHIBIT 99.1


                              PROVIDENT BANKSHARES
                              --------------------
                                   CORPORATION

NEWS RELEASE                                                             CONTACT
                                                Media - Vicki Cox (410) 277-2063
                          Investment Community - Cheryl B. Ursida (410) 277-2080


               Provident Bankshares Reports Fourth Quarter Results
              Core Banking Results Offset by Investment Write-Down
                          and Increased Loan Provision

BALTIMORE: (January 16, 2008) - Provident Bankshares Corporation (NASDAQ: PBKS), the parent company of Provident Bank, reported a net loss of $15.5 million, or $(0.49) per diluted share, for the quarter ending December 31, 2007, compared to net income of $11.3 million, or $0.34 per diluted share, for the same period a year ago. The Company reported $32.1 million in net income, or $1.00 per diluted share, for 2007 compared to $70.0 million in net income, or $2.12 per diluted share, for 2006.

The decline in net income for the quarter and for the year ending December 31, 2007 is mainly the result of a write-down of a significant portion of the Company's $95 million REIT trust preferred securities portfolio, an increase in the provision for loan losses to reflect the inherent risk in its real estate loan portfolios and a one-time reduction of income tax expense associated with new Maryland state income tax laws. The financial impacts to net income and diluted earnings per share are summarized in the following table.

(dollars in thousands, except per share data)

THREE MONTHS ENDED DECEMBER 31, 2007                NET INCOME        EPS
                                                   -------------------------
  Totals - GAAP                                     $ (15,474)     $ (0.49)
    Add Back:
      Investment Portfolio Write-down                  28,919         0.91
      Incremental Loan Loss Provision                   3,654         0.12
      State Income Tax                                 (1,269)       (0.04)
                                                   -------------------------
  Adjusted Totals - Non GAAP                        $  15,830      $  0.50
                                                   -------------------------

Subsequent to all of the adjustments, Provident will not realize a material change in its capital ratios at December 31, 2007, compared the same period a year ago and will continue to exceed all regulatory capital requirements and remain "well capitalized."

"We took these prudent steps with our investment portfolio even though the securities that are being written down are performing," said Gary N. Geisel, Chairman and Chief Executive Officer. "Given their lack of market liquidity and recent credit rating decline, this was a prudent decision based on a rational analysis of the national housing and residential mortgage industries. In terms of our loan portfolio, we found that the weakening regional housing market also increased the risk of inherent losses in our commercial and consumer real estate loans. This led us to correspondingly increase reserves for these loan portfolios."


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FOURTH QUARTER RESULTS COMPARED TO SAME PERIOD OF 2006

Net income for the fourth quarter of 2007 adjusted for the significant items discussed above would have been $15.8 million, or $0.50 per share, compared to net income of $16.3 million, or $0.49 per diluted share for the fourth quarter of 2006, after adjusting for a $5.0 million, or $0.15 per diluted share, non-recurring after-tax charge associated with a securities and debt restructuring transaction.

Despite the significant items discussed above, the Bank was able to continue to expand customer loan relationships and to maintain consumer deposits in a fiercely competitive deposit market. In the fourth quarter of 2007, average loans grew $291.3 million, or 8%, over the same period a year ago. Average home equity loans increased $80.4 million, or 8%, while commercial real estate loans grew $155.7 million, or 12%, and average commercial business loans grew $129.7 million, or 18%. Average consumer deposits of $2.7 billion reflected slight growth after adjusting for a sale of six branches in the third quarter of 2007. Average commercial deposits of $753.4 million in the fourth quarter of 2007 had a decline of $64.1 million from the same period a year ago. The decline was a result of a significant drop in real estate title company activity and commercial customers investing more of their available deposits into alternative investments.

During the fourth quarter of 2007, net interest income declined $3.5 million, or 7%, from the same period a year ago primarily as a result of the Bank's customers continuing to shift their deposits to higher yielding deposit products. The change in deposit mix, along with competitive pressures to keep deposit rates high despite recent Fed actions reducing key benchmark rates, had a negative effect on the Bank's net interest income.

The fourth quarter reflected the Bank's success with its corporate efficiency program, "Winning the Provident Way ("WPW")." These efforts led to a decline in overall non-interest expense of $4.4 million, or 8% over the same period a year ago. Salaries and benefits expense declined $3.1 million, or 10% from the same period a year ago. This reflected a decrease in average staffing levels over the past twelve months of approximately 300 positions as a result of the implementation of actions generated by WPW.

Deposit service fees increased by $777 thousand, or 3%, reflecting changes in the Company's product suite.

2007 FULL YEAR RESULTS

Net income for the year ended December 31, 2007 was $32.1 million, or $1.00 per diluted share, compared to $70 million, or $2.12 per diluted share, in 2006. The decline in net income was mainly due to the $47.5 million pre-tax write-down of the securities portfolio and the decline in net interest income of $13.2 million along with the increase in the loan loss provision of $19.4 million over 2006. The increase in the provision for loan losses was due to overall loan growth, higher net charge-offs and the additional provision for loan losses that was recorded in the second half of 2007. Partially offsetting these earnings declines in 2007 was a reduction of $3.5 million in non-interest expense and an increase in deposit service fees of $1.1 million. Excluding expenses in 2007 that were incurred to facilitate the "Winning the Provident Way" program, non-interest expense would have declined by $7.2 million, or 3.4%. In 2007, income tax expense declined by $24.6 million when compared to 2006, as a result of the significant decline in pre-tax income for the year and from the impact associated with the change in Maryland state income tax laws.

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In a challenging banking environment, the Company was successful in growing its loan portfolio to a record level $4.2 billion at December 31, 2007. The continued expansion of customer loan relationships led to growth in average loans of $209.2 million, or 6%, for 2007. Average home equity loans increased $74.6 million, or 8%, while average commercial real estate loans grew $154.0 million, or 12%, and average commercial business loans grew $94.1 million, or 13%. Total consumer deposits remained flat while commercial deposits declined $66.7 million from the same period a year ago.

OUTLOOK FOR THE FUTURE

"As the year begins, the industry will need to navigate through challenges not faced for quite some time. For 2008, Provident's order of priorities will be focused on capital, liquidity and earnings in order to achieve our long term objectives for earnings growth," said Gary N. Geisel, Chairman and Chief Executive Officer.

DIVIDEND DECLARED

Provident Bankshares announced today that its Board of Directors has declared an increased quarterly cash dividend of $0.325 per share. This is the fifty-seventh consecutive quarterly dividend increase. The quarterly cash dividend will be paid on February 8, 2008 to stockholders of record at the close of business on January 28, 2008.

ANNUAL MEETING ANNOUNCED

Provident Bankshares announced today that the Company's annual meeting of stockholders will be held on April 16, 2008.

ABOUT PROVIDENT BANKSHARES CORPORATION

Provident Bankshares Corporation is the holding company for Provident Bank, currently the largest independent commercial bank headquartered in Maryland. With $6.5 billion in assets, Provident serves individuals and businesses in the key metropolitan areas of Baltimore, Washington and Richmond through a network of 142 offices in Maryland, Virginia, and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Center and leases through Court Square Leasing. Visit Provident on the web at www.provbank.com.

WEBCAST INFORMATION

Provident Bankshares Corporation's fourth quarter earnings teleconference will be webcast at 10 a.m. ET on Thursday, January 17, 2008. The conference call will include a discussion of the Company's fourth quarter 2007 results of operations and may include forward-looking information. The conference call will be simultaneously webcast at www.provbank.com and archived through February 1, 2008. To listen to the conference call, please go to the Company's website to register, download and install any necessary software. When in the Company's website, follow these links:

    o   About Provident
        o   Investor Relations
            o   Upcoming Events
                o Provident Bankshares Corporation Fourth Quarter 2007 Results Audio Webcast

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An audio replay of the teleconference will be available through February 1, 2008 by dialing 1-888-286-8010, passcode 52497713; the international dial-in number is 617-801-6888.

FORWARD-LOOKING STATEMENTS THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO TIME BY PROVIDENT BANKSHARES CORPORATION AND ITS SUBSIDIARIES (THE "COMPANY") AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED OFFICERS OF THE COMPANY, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "PSLRA"). SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," "INTEND" AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POSSIBLE OR ASSUMED ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, AND RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING EARNINGS GROWTH, REVENUE GROWTH IN RETAIL BANKING, LENDING AND OTHER AREAS; ORIGINATION VOLUME IN THE COMPANY'S CONSUMER, COMMERCIAL AND OTHER LENDING BUSINESSES; ASSET QUALITY AND LEVELS OF NON-PERFORMING ASSETS; CURRENT AND FUTURE CAPITAL MANAGEMENT PROGRAMS; NON-INTEREST INCOME LEVELS, INCLUDING FEES FROM SERVICES AND PRODUCT SALES; TANGIBLE CAPITAL GENERATION; MARKET SHARE; EXPENSE LEVELS; AND OTHER BUSINESS OPERATIONS AND STRATEGIES. FOR THESE STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA. NO FORWARD-LOOKING STATEMENT CAN BE GUARANTEED, AND ACTUAL RESULTS MAY DIFFER FROM THOSE PROJECTED. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. FORWARD-LOOKING STATEMENTS IN THIS RELEASE SHOULD BE EVALUATED TOGETHER WITH THE UNCERTAINTIES THAT AFFECT THE COMPANY'S BUSINESS, PARTICULARLY THOSE MENTIONED UNDER THE HEADINGS "FORWARD -LOOKING STATEMENTS" AND "ITEM 1A. RISK FACTORS" IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AND ITS REPORTS ON FORMS 10-Q AND 8-K, WHICH THE COMPANY INCORPORATES BY REFERENCE.

IN THE EVENT THAT ANY NON-GAAP FINANCIAL INFORMATION IS DESCRIBED IN ANY WRITTEN COMMUNICATION, INCLUDING THIS PRESS RELEASE, OR IN OUR TELECONFERENCE, PLEASE REFER TO THE SUPPLEMENTAL FINANCIAL TABLES INCLUDED WITH THIS RELEASE AND ON OUR WEBSITE FOR THE GAAP RECONCILIATION OF THIS INFORMATION.

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PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)              Three Months Ended                  Three Months Ended
                                                              December 31,                        September 30,
                                                  ---------------------------------------   -------------------------
                                                     2007           2006       % Change         2007       % Change
                                                  ------------  -------------  ----------   -------------  ----------
SUMMARY INCOME STATEMENTS:
Net interest income                               $    45,912    $    49,376        (7.0)%   $    47,837        (4.0)%
Provision for loan losses                              10,027          1,877           -           7,494        33.8
Non-interest income (loss)                            (16,338)        22,318      (173.2)         35,303      (146.3)
  Impairment on investment securities                 (47,488)             -           -               -           -
  Net gains (losses)                                      405         (7,542)     (105.4)          4,902       (91.7)
  Net derivative activities                               240            170        41.2             397       (39.5)
Non-interest income, excluding total gains (losses)    30,505         29,690         2.7          30,004         1.7
Total revenue, excluding total gains (losses)          76,417         79,066        (3.4)         77,841        (1.8)
Non-interest expense                                   51,008         55,379        (7.9)         52,685        (3.2)
  Restructuring activities                                 78              -           -             111       (29.7)
Non-interest expense, excluding restructuring          50,930         55,379        (8.0)         52,574        (3.1)
Income tax expense (benefit)                          (15,987)         3,155           -           6,993           -
Net income (loss)                                     (15,474)        11,283      (237.1)         15,968      (196.9)

SHARE DATA:
Basic earnings per share                          $     (0.49)   $      0.35      (240.0)%   $      0.50      (198.0)%
Diluted earnings per share                              (0.49)          0.34      (244.1)           0.50      (198.0)
Cash dividends paid per share                           0.320          0.300         6.7           0.315         1.6
Book value per share                                    17.56          19.54       (10.1)          19.10        (8.1)
Weighted average shares - basic                    31,635,109     32,573,415        (2.9)     31,931,837        (0.9)
Weighted average shares - diluted                  31,773,779     32,887,017        (3.4)     32,091,566        (1.0)
Common shares outstanding                          31,621,956     32,433,387        (2.5)     31,974,520        (1.1)

SELECTED RATIOS:
Return on average assets                                (0.95)%         0.70 %                      1.00 %
Return on average equity                               (10.16)          6.89                       10.27
Return on average common equity                         (9.49)          6.78                        9.82
Net yield on average earning assets (t/e basis)          3.24           3.50                        3.45
Efficiency ratio (excludes restructuring activities)    65.88          69.49                       66.84
Leverage ratio                                           7.89           8.53                        8.74
Tier I risk-based capital ratio                          9.59          10.90                       10.76
Total risk-based capital ratio                          10.85          11.85                       11.82
Tangible common equity ratio                             5.86           6.50                        6.50

END OF PERIOD BALANCES:
Investment securities portfolio                   $ 1,468,564    $ 1,684,603       (12.8)%   $ 1,559,599        (5.8)%
Total loans                                         4,215,326      3,865,492         9.1       4,047,715         4.1
Assets                                              6,464,889      6,295,893         2.7       6,364,010         1.6
Deposits                                            4,179,520      4,140,112         1.0       4,206,741        (0.6)
Stockholders' equity                                  555,428        633,631       (12.3)        610,721        (9.1)
Common stockholders' equity                           623,948        655,738        (4.8)        657,286        (5.1)

AVERAGE BALANCES:
Investment securities portfolio                   $ 1,612,245    $ 1,833,442       (12.1)%   $ 1,609,766         0.2 %
Loans:
  Originated and acquired residential mortgage        297,801        344,201       (13.5)        298,019        (0.1)
  Home equity                                       1,074,345        993,942         8.1       1,050,442         2.3
  Other consumer                                      381,306        409,401        (6.9)        386,750        (1.4)
  Commercial real estate                            1,504,025      1,348,307        11.5       1,434,997         4.8
  Commercial business                                 843,727        714,037        18.2         803,537         5.0
Total loans                                         4,101,204      3,809,888         7.6       3,973,745         3.2
Earning assets                                      5,725,165      5,663,261         1.1       5,596,734         2.3
Assets                                              6,405,735      6,372,157         0.5       6,279,353         2.0
Deposits:
  Noninterest-bearing                                 660,576        742,494       (11.0)        709,492        (6.9)
  Interest-bearing                                  3,484,415      3,337,785         4.4       3,375,739         3.2
Total deposits                                      4,144,991      4,080,279         1.6       4,085,231         1.5
Stockholders' equity                                  604,360        649,865        (7.0)        617,043        (2.1)
Common stockholders' equity                           646,931        660,350        (2.0)        644,896         0.3

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

PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)               Twelve Months Ended
                                                                December 31,
                                                  ------------------------------------------
                                                     2007           2006         % Change
                                                  ------------   ------------   ------------
SUMMARY INCOME STATEMENTS:
Net interest income                               $   191,232    $   204,411         (6.4)%
Provision for loan losses                              23,365          3,973            -
Non-interest income (loss)                             79,919        113,262        (29.4)
  Impairment on investment securities                 (47,488)             -            -
  Net gains (losses)                                    6,930         (6,426)      (207.8)
  Net derivative activities                               423            370         14.3
Non-interest income, excluding total gains (losses)   120,054        119,318          0.6
Total revenue, excluding total gains (losses)         311,286        323,729         (3.8)
Non-interest expense                                  211,089        214,579         (1.6)
  Restructuring activities                              1,537              -            -
Non-interest expense, excluding restructuring         209,552        214,579         (2.3)
Income tax expense (benefit)                            4,567         29,118        (84.3)
Net income                                             32,130         70,003        (54.1)

SHARE DATA:
Basic earnings per share                          $      1.00    $      2.14        (53.3)%
Diluted earnings per share                               1.00           2.12        (52.8)
Cash dividends paid per share                           1.250          1.170          6.8
Book value per share                                    17.56          19.54        (10.1)
Weighted average shares - basic                    31,972,056     32,727,420         (2.3)
Weighted average shares - diluted                  32,194,785     33,082,089         (2.7)
Common shares outstanding                          31,621,956     32,433,387         (2.5)

SELECTED RATIOS:
Return on average assets                                 0.51 %         1.09 %
Return on average equity                                 5.17          11.02
Return on average common equity                          4.99          10.71
Net yield on average earning assets (t/e basis)          3.47           3.64
Efficiency ratio (excludes restructuring activities)    66.67          65.85
Leverage ratio                                           7.89           8.53
Tier I risk-based capital ratio                          9.59          10.90
Total risk-based capital ratio                          10.85          11.85
Tangible common equity ratio                             5.86           6.50

END OF PERIOD BALANCES:
Investment securities portfolio                   $ 1,468,564    $ 1,684,603        (12.8)%
Total loans                                         4,215,326      3,865,492          9.1
Assets                                              6,464,889      6,295,893          2.7
Deposits                                            4,179,520      4,140,112          1.0
Stockholders' equity                                  555,428        633,631        (12.3)
Common stockholders' equity                           623,948        655,738         (4.8)

AVERAGE BALANCES:
Investment securities portfolio                   $ 1,623,571    $ 1,896,460        (14.4)%
Loans:
  Originated and acquired residential mortgage        307,977        389,836        (21.0)
  Home equity                                       1,034,312        959,731          7.8
  Other consumer                                      390,840        422,364         (7.5)
  Commercial real estate                            1,438,874      1,284,924         12.0
  Commercial business                                 791,121        697,050         13.5
Total loans                                         3,963,124      3,753,905          5.6
Earning assets                                      5,600,478      5,668,682         (1.2)
Assets                                              6,284,152      6,375,182         (1.4)
Deposits:
  Noninterest-bearing                                 709,339        773,369         (8.3)
  Interest-bearing                                  3,414,364      3,271,892          4.4
Total deposits                                      4,123,703      4,045,261          1.9
Stockholders' equity                                  621,599        635,357         (2.2)
Common stockholders' equity                           643,997        653,824         (1.5)

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